EXHIBIT 10.4

AMENDMENT #2 TO LEASE

This is an amendment to that certain Lease dated July 31, 1986 (the "Lease") and Amendment #1 to the Lease signed February 22, 1995 by and between Cheldin Management Company ("Lessor") and Unico American Corporation ("Lessee").

 WHEREAS, the parties wish to amend certain terms of the Lease;

THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.  Term Change.  Paragraph 2 of the Lease and the first paragraph of Amendment # 1 are hereby amended to extend the term of the Lease through March 31, 2012.

2.  Rent Change.  Paragraph 4 of the Lease is hereby amended to provide that monthly rent, effective as of April 1, 2007, shall be $88,916.

3.  Option to Extend.  Tenant shall have two successive options to extend this Lease for two additional successive five (5) year terms upon expiration of this Lease.  Such renewals shall be subject to all of the terms, covenants, and conditions of this Lease, except that, upon each renewal, rent shall be increased by five percent (5%).

4. Entire Agreement. This Amendment, together with the Lease and Amendment #1 to the Lease, constitute the final, complete and exclusive statement of the agreement between the parties pertaining to their subject matter and supersedes any and all prior and contemporaneous understandings or agreements of the parties.

Unico American Corporation

By: /s/ Cary L. Cheldin                                                                              Date: March 23, 2007
       Cary L. Cheldin, Executive Vice-President

By: /s/ Lester A. Aaron                                                                             Date: March 23, 2007
       Lester A. Aaron, Treasurer and Chief Financial Officer

Cheldin Management Company

By: /s/  Erwin Cheldin                                                                                Date:  March 23, 2007
       Erwin Cheldin